EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-71320 on Form N-1A of our reports dated March 23, 2026, relating to the financial statements and financial highlights of Parametric TABS Short-Term Municipal Bond Fund, Parametric TABS Intermediate-Term Municipal Bond Fund, Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund, Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund and Eaton Vance High Yield Municipal Income Fund, certain of the funds constituting Eaton Vance Municipals Trust II (the “Trust”), appearing in the Form N-CSR of the Trust for the year ended January 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 27, 2026